Exhibit 19 under Form N-1A

                                              Exhibit 24 under Item 601/Reg. S-K



                                POWER OF ATTORNEY



      Each person whose signature appears below hereby constitutes and appoints the Deputy General Counsel of Federated Investors*, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for them and their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission on behalf of Deutsche Portfolios. Pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.





SIGNATURES                TITLE                                 DATE





/s/ Brian A. Lee          President                         April 29, 1998
Brian A. Lee

/s/ Joseph Cheung         Treasurer                         April 29, 1998
Joseph Cheung             (Principal Financial and
                          Accounting Officer)


/s/ Edward C. Schmults                                      April 29, 1998
Edward C. Schmults


/s/ Robert H. Wadsworth                                     April 29, 1998
Robert H. Wadsworth


/s/ Werner Walbroel                                         April 29, 1998
Werner Walbroel

/s/ G. Richard Stamberger                                   April 29, 1998
G. Richard Stamberger


/s/ Christian Strenger                                      April 29, 1998
Christian Strenger


/s/ Robert R. Gambee      Secretary                         April 29, 1998
Robert R. Gambee





Sworn to and subscribed before me this 29th day of April 1998.





/s/ Cheri S. Good

Cheri S. Good



Notarial Seal

Cheri S. Good, Notary Public

Pittsburgh, Allegheny County

My Commission Expires Nov. 19, 2001

Member Pennsylvania Association of Notaries